UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2017

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 — Regulation FD Disclosure.

On May 8, 2017, Uranium Resources, Inc. (the “Company”) announced an amendment (the “Amendment”) to the Uranium Mining Lease and Agreement, dated October 12, 2006 (as amended, the “Mining Lease”), between Neutron Energy, Inc., a wholly owned subsidiary of the Company (“Neutron”), and Juan Tafoya Land Corporation (“JTLC”). Among other things, the Amendment:

•

extended the term of the Mining Lease by three years, through October 11, 2020, and provides for an annual base rent of $174,109.75 during each year of the extended term in lieu of the $307,252.50 that would have otherwise been due;

•

fixed the gross proceeds royalty due on uranium produced from the Juan Tafoya project at 4%, regardless of the price of uranium, replacing royalty rates that previously depended on the price of uranium and ranged from 4.65% to 6.5%, and established an additional 2% royalty for uranium concentrates that are milled, transported over, stored or processed at the Juan Tafoya project but that are not mined there; and

•

provides JTLC the right to utilize certain water rights covered by the Mining Lease so long as Neutron does not provide notice to JTLC of its intent to utilize such water rights.

A description of the Mining Lease and the Juan Tafoya project can be found in the Company’s 2016 Annual Report on Form 10-K filed on March 2, 2017. Other than as described above, the Mining Lease continues in full force and effect as described in the Form 10-K.

As disclosed in the Form 10-K, the Company has been seeking to amend certain leases, including the Mining Lease, on terms more favorable to the Company and more reflective of current uranium market conditions. There can be no assurance that the Company will continue to be successful in amending existing leases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2017
URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer